Exhibit 23.5

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 9, 2001, accompanying the financial statements of ACT Medical, Inc. contained in Amendment No. 2 to the Registration Statement and Prospectus of MedSource Technologies, Inc. We consent to the use of the aforementioned report in Amendment No. 3 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ Grant Thornton LLP

Boston, Massachusetts
March 18, 2002